UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

Celgene Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue

Summit, New Jersey 07901

(Address of principal executive offices, including zip code)

(908) 673-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously reported by Celgene Corporation (the “Company”) on May 24, 2018, the Company issued a press release announcing the authorization of the repurchase of up to an additional $3.0 billion of the Company’s common stock and that the Company planned to enter into an accelerated share repurchase (“ASR”) agreement to repurchase an aggregate of $2 billion of the Company’s common stock.

On May 30, 2018, the Company entered into an agreement (the “ASR Agreement”) with Citibank, N.A. (“Citibank”), to implement an accelerated share repurchase program (the “ASR Program”). The ASR Agreement provides, among other things, that the Company paid Citibank $2.0 billion and initially received 17,987,922 shares of its common stock. The total number of shares to ultimately be purchased by the Company pursuant to the ASR Program will generally be based on the average of the daily Rule 10b-18 volume weighted average prices of the Company’s common stock during the term of the ASR Program.

Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of the Company’s common stock from Citibank or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares of its common stock to Citibank. The ASR Program is expected to be completed on or before August 31, 2018 and was funded with a combination of cash on hand and proceeds of commercial paper borrowings the Company expects to repay by the end of 2018.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: May 31, 2018	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer